EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT made as of the 5th day of April, 2002 by and between Trailer Bridge, Inc., a Delaware corporation (the "Company"), and William G. Gotimer, Jr. (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to retain the services of Executive in Executive's present management and executive capacity, and Executive desires to perform such services for the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment and Duties. The Company hereby agrees to employ the Executive as General Counsel and Vice President of the Company on the terms and conditions set forth herein, and the Executive hereby agrees to remain in the employment of the Company on such terms and conditions. The Executive shall perform the duties of General Counsel as well as any related management and supervisory responsibilities as shall be assigned to him from time to time by the Board of Directors of the Company or by the Chief Executive Officer of the Company. The Executive also is employed or may be employed by Kadampanattu Corp., an affiliate of the Company that owns vessels used by the Company, the Estate of M. P. McLean or other affiliated entities. The parties agree that the Executive shall divide his full business time between the Company and Kadampanattu Corp. and such other affiliated entities. Subject to the foregoing, the Executive agrees to devote his business time and effort to the diligent and faithful performance of the duties set forth above.

         2. Term. The term of Executive's employment hereunder shall commence on the date hereof and shall continue until the second anniversary of the date hereof, unless sooner terminated pursuant to the provisions of Section 4 hereof. This Agreement shall automatically renew thereafter on each annual anniversary for successive two-year terms.

         3. Compensation. As compensation for his performance of services as an employee hereunder, Executive shall be entitled to receive an annual base salary at the rate of $125,000 payable in accordance with the Company's normal payroll practices. In addition, the Executive shall be entitled to participate in all benefit plans, stock option grants and bonus programs in effect from time to time on at least the same basis as all other senior executives of the Company with comparable duties.

         4.     Termination of Employment.

                (a) The Executive's employment shall terminate, or be subject to termination, prior to the term specified in Section 2 hereof, as follows:

                        (i) Death. The Executive's employment hereunder shall terminate upon his death.

                        (ii) Disability. In the event the Executive becomes physically or mentally disabled so as to become unable, for a period of more than one hundred eighty (180) consecutive working days or for more than one hundred eighty (180) working days in the aggregate during any twelve-month period, to perform his duties hereunder on substantially a full-time basis, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days' written notice.

                        (iii) Cause. The Company may, at any time, terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the Executive continuing to engage in misconduct which is materially injurious to the Company or its affiliates after written notice and a reasonable opportunity to cure, or (B) the willful and substantial failure or refusal of the Executive to perform duties assigned to the Executive (unless the Executive shall be ill or disabled) under circumstances where the Executive would not have Good Reason to terminate employment hereunder, which failure or refusal is not remedied by the Employee within 30 days after written notice of such failure or refusal, or (C) the Executive's conviction of a felony of moral turpitude or a plea by the Executive of nolo contendere to a felony of moral turpitude.

                        (iv) Without Cause or For Good Reason. The Company may terminate the Executive's employment hereunder without cause and without the requirement of any reason or justification, and the Executive may terminate the Executive's employment hereunder for Good Reason, upon not less than thirty (30) day's written notice. For purposes of this Agreement, the Executive shall have "Good Reason" to terminate the Executive's employment hereunder if there shall occur (A) a material diminution in the nature of the Executive's position, reporting relationship, authority, duties or responsibility, (B) a material diminution in the Executive's opportunity for incentive compensation or in the Executive's overall employee and fringe benefits, (C) the Executive's principal place of business is relocated more than 60 miles from its current location or not provided by the Company, or (D) a material breach of this Agreement by the Company that continues after written notice and a reasonable opportunity to cure.

                        (v) By Executive Without Cause. The Executive may, at any time, terminate his employment hereunder without cause and without the requirement of any reason or justification, upon not less than thirty (30) days' written notice.

                (b) Cessation of Salary and Benefits After Termination. Except as provided in Section 4(c), in the event of the termination of the Executive's employment all payments of salary and benefits under Section 3 hereof shall cease other than those accrued through the date of termination, and the Executive shall not be entitled to receive any compensation or payment on account of such termination, except that the Executive shall be entitled to receive those benefits which by their terms continue after termination of employment in accordance with the terms of such benefits applicable after termination of employment.

                (c) Severance Compensation. In the event of the termination of the Executive's employment pursuant to Section 4(a)(iv) ("Without Cause or for Good Reason") hereof, the

Executive shall be entitled to receive, in lieu of any other compensation or payment as a result of such termination, severance payments in an amount equal to the payments of his base salary that would have been made under Section 3, at the time such payments would have been made, for two years following the date of termination. Additionally, notwithstanding any time period contained in any stock option held by Executive, including but not limited to Sections 4(a) and 4(c) of Executive's existing options, such time period shall be tolled for two years as if Executive were still an employee of the Company for such two year period. The Executive shall not be required to mitigate the amount of such payments hereunder by securing other employment or otherwise, nor shall such payments be reduced by reason of the Executive securing other employment or for any other reason. It is intended that the payments provided hereunder are in lieu of, and not in addition to, severance payments and benefits provided under any termination or severance plans or policies of the Company, if any.

         5. Notices. For the purposes of this Agreement, notices and all other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  -------------------

                  William G. Gotimer, Jr., Esq.
                  444 North Village Avenue
                  Rockville Centre, NY 11570

                  If to the Company:
                  -----------------

                  Trailer Bridge, Inc.
                  10405 New Berlin Road E.
                  Jacksonville, FL 32226
                  Attention:  Chairman and Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.     Miscellaneous.

                (a) No provisions of this Agreement may be amended unless such amendment, modification or discharge is agreed to in writing signed by the party against whom enforcement is sought.

                (b) No waiver by any party hereto of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No such waiver shall be enforceable unless expressed in a written instrument executed by the party against whom enforcement is sought.

                (c) This Agreement constitutes the entire agreement of the parties on the subject matter hereof and no agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                (d) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive and his heirs, executors, administrators and legal representatives.

                (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed therein between residents thereof.

                (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                                        /s/ William G. Gotimer, Jr.
                                        ----------------------------------------
                                        William G. Gotimer, Jr.


                                        TRAILER BRIDGE, INC.


                                        By:   /s/ John D. McCown
                                           -------------------------------------
                                        Name:   John D. McCown
                                        Title:  Chief Executive Officer